EXHIBIT 99.1

CloudFirst to Join Performive in Strategic Growth Transaction

Data Storage Subsidiary Sale Subject to Shareholder Approval

MELVILLE, N.Y., July 15, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (the “Company”) today announced that on July 11, 2025 it entered into a definitive agreement to sell the assets of the business of its wholly owned subsidiary, CloudFirst Technologies Corporation. The goal of this transaction is to continue to accelerate CloudFirst’s growth with a new purchaser, while exploring strategic opportunities for the Company that enhance shareholder value. The transaction is subject to customary closing conditions and approval by Data Storage Corporation’s shareholders at its annual meeting of shareholders scheduled for September 10, 2025.

Under the terms of the agreement, CloudFirst will join Performive, a cloud and infrastructure services provider backed by Renovus Capital Partners, a private equity firm. CloudFirst will continue to market its services under its well-established brand, the CloudFirst leadership team will remain in place, and CloudFirst will maintain its renowned support and account management teams. The Company expects continuity throughout the approval process and beyond.

If the transaction is approved by the Company’s shareholders, Data Storage expects that it will retain its public listing and continue to operate Nexxis Inc., a provider of telecommunications and data services. Assuming shareholder approval and closing of the transactions, the Company is planning to use the proceeds together with certain other cash on hand in connection with a tender offer to repurchase up to 85% of its outstanding shares. Data Storage intends to use the funds remaining in the Company following the tender offer to pursue strategic growth through acquisitions in high-growth sectors, including, but not limited to, AI-enabled SaaS, cybersecurity, and healthcare automation.

Chuck Piluso, CEO of Data Storage Corporation, commented, “This agreement highlights the long-term value CloudFirst has created and reflects confidence in the future. While the transaction remains subject to shareholder approval, operations at CloudFirst remain unchanged, with no changes to structure or leadership. The current teams remain fully committed to delivering the high standards our clients expect and, in fact, over the past 30 days we have added staff. With the added scale and strategic backing from this transaction, we expect CloudFirst to be well-positioned for continued growth, while preserving the identity and strengths that have driven its success to date.”

“Although we believe in the strong fundamentals and long-term potential of CloudFirst, we believe that the public markets did not adequately reflect its value. This transaction positions CloudFirst for continued growth in a private setting, while allowing Data Storage to return value to shareholders and pursue strategic opportunities in high growth sectors,” concluded Mr. Piluso.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) through its subsidiaries, is focused on providing solutions that ensure business continuity, improvement in business processes, and efficiency, while striving to build shareholder value.

For more information, please visit www.dtst.com or follow us on X @DataStorageCorp.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding approval by the Company’s shareholders at its annual meeting scheduled for September 10th, 2025; the transaction continuing to accelerate CloudFirst’s growth and allowing the Company to explore strategic opportunities that enhance shareholder value; CloudFirst continuing to market its services under its well-established brand; the CloudFirst leadership team remaining in place; CloudFirst maintaining its renowned support and account management teams; the Company’s expectation of continuity throughout the approval process and beyond; the Company expecting to retain its public listing and continuing to operate Nexxis Inc.; the Company’s plan to use the proceeds together with certain other cash on hand in connection with a tender offer to repurchase up to 85% of its outstanding shares; the Company’s intention to use the funds remaining in the Company following the tender offer to pursue strategic growth through acquisitions in high-growth sectors; CloudFirst being well-positioned for continued growth; the transaction positioning CloudFirst for continued growth in a private setting; the transaction allowing the Company to return value to shareholders and pursue strategic opportunities in high-growth tech sectors. Important factors that could cause actual results to differ materially from current expectations include approval by the Company’s shareholders at its annual meeting scheduled for September 10, 2025; consummation of the transaction; the transaction continuing to accelerate CloudFirst’s growth and allowing the Company to explore strategic opportunities that enhance shareholder value; the Company retaining its public listing and continuing to operate Nexxis Inc.; the Company’s plan to use the proceeds together with certain other cash on hand in connection with a tender offer to repurchase up to 85% of its outstanding shares; the Company’s use of its remaining funds; the transaction positioning CloudFirst for continued growth in a private setting; and the transaction allowing the Company to return value to shareholders and pursue strategic opportunities in high-growth sectors. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
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